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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (numbers 33-14621 and 33-24516) of System Software Associates, Inc. and in the Prospectus constituting part of the Registration Statement on Form S-3 (numbers 33-62207 and 33-64551) of System Software Associates, Inc. of our report dated December 13, 1995 appearing on page F-16 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Chicago, Illinois
January 16, 1996